EXHIBIT J
                    Energia International de CSW de SA de CV
                              Statement of Income
                     For Twelve Months Ended June 30, 1998
                                  (Unaudited)
                                    ($000's)





   Equity Earnings in Altamira Project          $ 932


   Total Expenses                                   -


   Net Income Before Tax                          932

   Income Tax Expense                             363
                                                ------
   Net Income                                   $ 569
                                                ======